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                                                                    EXHIBIT 99.1



[CENTRAL PARKING CORPORATION LOGO]


                                                                            NEWS

             2401 21st Avenue South, Suite 200, Nashville, TN 37212
                       (615) 297-4255 Fax: (615) 297-6240


FOR IMMEDIATE RELEASE


Contact:      Don Holmes
              Senior Vice President - Human Resources
              Central Parking Corporation
              (615) 297-4255
              DonHolmes@parking.com


            CENTRAL PARKING CORPORATION ANNOUNCES V. JEFFREY HEAVRIN PROMOTED TO SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER


NASHVILLE, TENN. (MAY 23, 2005) -- Central Parking Corporation (NYSE: CPC) today announced that the Company's Board of Directors has approved the promotion of V. Jeffrey (Jeff) Heavrin to Senior Vice President and Chief Financial Officer, Central Parking Corporation, effective June 1, 2005. Jeff's most recent position was Vice President - Controller and Chief Accounting Officer, and interim Chief Financial Officer for the Company.

         Prior to joining Central Parking System in December 2002, Jeff held positions of increasing responsibility with Deloitte Touche and served as controller of Service Merchandise Corporation. He has eight years of public accounting experience and is a Certified Public Accountant. He graduated from the University of Louisville with degrees in both Accounting and Finance.

         "Jeff has done an excellent job for the company and we appreciate his hard work and efforts," said Monroe J. Carell, Jr., Chairman and Chief Executive Officer. "As I stated when Jeff was appointed Chief Financial Officer on an interim basis, we are fortunate to have someone internally with the qualifications and ability of Jeff Heavrin to assume the responsibilities of the Chief Financial Officer position. We look forward to his continued leadership and contributions," said Mr. Carell.

         Central Parking Corporation, headquartered in Nashville, Tennessee, is a leading provider of parking and transportation-related services. As of March 31, 2005, the Company operated more than 3,400 parking facilities containing over 1.5 million spaces at locations in 37 states, the District of Columbia, Canada, Puerto Rico, the United Kingdom, the Republic of Ireland, Chile, Colombia, Germany, Mexico, Peru, Poland, Spain, Switzerland, Venezuela and Greece.


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         This press release contains historical and forward-looking information.
The words "estimates," "anticipates," "goal," "assumptions," "intend," "plan," "expect," "continue to expect," "remain optimistic," "should," "believe," "project," "objective," "outlook," "guidance," "forecast," "will likely result," or "will continue" and similar expressions identify forward-looking statements. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company believes the assumptions underlying these forward-looking statements are reasonable; however, any of the assumptions could be inaccurate, and therefore, actual results may differ materially from those projected in the forward-looking statements. The factors that may result in actual results differing from such forward-looking information include, but are not limited to: the Company's ability to achieve the goals described in this release and other communications, including but not limited to, the Company's ability to maintain reduced operating costs, reduce indebtedness and sell real estate at projected values as well as continued improvement in same store sales, which is dependent on improvements in general economic conditions and office occupancy rates; the loss or renewal on less favorable terms, of management contracts and leases; the timing of pre-opening, start-up and break-in costs of parking facilities; the Company's ability to cover the fixed costs of its leased and owned facilities and its overall ability to maintain adequate liquidity through its cash resources and credit facilities; the Company's ability to comply with the terms of the Company's credit facilities (or obtain waivers for non-compliance); interest rate fluctuations; acts of war or terrorism; changes in demand due to weather patterns and special events including sports events and strikes; higher premium and claims costs relating to the Company's insurance programs, including medical, liability and workers' compensation; the Company's ability to renew and obtain performance and surety bonds on favorable terms; and the impact of claims and litigation, including but not limited to, the securities class action lawsuit pending against the Company; and increased regulation or taxation of parking operations and real estate.


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